UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2011
CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment to CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan)
     On August 4, 2011, at the 2011 Annual Meeting of Stockholders of CorVel Corporation (the “Company”), the Company’s stockholders approved an amendment to the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) (the “Omnibus Plan”) to permit discretionary grants of stock options and other equity based awards from time to time to members of the Company’s Compensation Committee and to effect various other improvements thereunder. Effective upon such stockholder approval, the Automatic Option Grant Program was eliminated from the Omnibus Plan. Notwithstanding such amendment, the Company’s directors remain eligible to receive discretionary option grants pursuant to the terms of the Omnibus Plan. A summary description of the Omnibus Plan, as amended, is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 6, 2011 in connection with the Annual Meeting of Stockholders held on August 4, 2011. The foregoing information is qualified in its entirety by reference to the actual text of the Omnibus Plan, as amended, attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 4, 2011, at the Company’s 2011 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment and restatement of Section 2 of Article IV of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 60,000,000 shares to 120,000,000 shares. The amendment became effective on August 10, 2011 upon the filing of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The foregoing information is qualified in its entirety by reference to the actual text of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.1 and which is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company held its 2011 annual meeting of stockholders on August 4, 2011. The following proposals were approved according to the following final voting results:
1.	To elect six directors, each to serve until the 2012 annual meeting of stockholders or until his or her successor has been duly elected and qualified:

Director Candidate	For	Withheld	Broker Non-Votes
V. Gordon Clemons	10,230,660	219,346	903,770

Steven J. Hamerslag	9,676,113	773,893	903,770

Alan R. Hoops	9,751,538	698,468	903,770

R. Judd Jessup	9,963,483	486,523	903,770

Jean H. Macino	10,313,333	136,673	903,770

Jeffrey J. Michael	9,066,159	1,383,847	903,770
2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the maximum number of shares of common stock authorized for issuance from 60,000,000 to 120,000,000 shares:

For	8,101,042
Against	3,250,484
Abstain	2,250
Broker Non-Votes	0
3.	To approve an amendment to the Company’s Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to permit discretionary grants of stock options and other equity based awards from time to time to members of the Company’s Compensation Committee and to effect various other improvements thereunder:

For	10,180,961
Against	266,320

Abstain	2,725
Broker Non-Votes	903,770
4.	To reapprove the performance goals under the Company’s Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to preserve the ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended:

For	10,327,415
Against	119,849
Abstain	2,742
Broker Non-Votes	903,770
5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	10,374,280
Against	72,226
Abstain	3,500
Broker Non-Votes	903,770
6.	To approve, on an advisory basis, the frequency of conducting future stockholder advisory votes on the compensation of the Company’s named executive officers:

One Year	3,833,468
Two Years	43,049
Three Years	6,569,646
Abstain	3,843
Broker Non-Votes	903,770
7.	To ratify the appointment of Haskell & White LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012:

For	11,348,458
Against	2,259
Abstain	3,059
Broker Non-Votes	0
     In light of the advisory voting results with respect to the frequency of future stockholder advisory votes on named executive officer compensation, the Company’s Board of Directors has decided that the Company will hold an advisory vote on the compensation of named executive officers every three years until the next required advisory vote on the frequency of future stockholder advisory votes on the compensation of named executive officers. The Company is required to hold advisory votes on frequency every six years.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation, dated August 10, 2011, increasing the authorized shares of the Company’s Common Stock

10.1	CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan), as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)
Dated: August 10, 2011	/s/ Daniel J. Starck
Daniel J. Starck
President and Chief Executive Officer